DESIGNATION OF SUBSTITUTES



         This Designation confirms that the undersigned has authorized and designated Elizabeth Fugate and/or Mark Tarini as substitutes under the Power of Attorney dated August 22, 1996, which has previously been filed with the United States Securities and Exchange Commission, to execute and file on behalf of Gerald R. Forsythe, EIF Investors, Inc., EIF Acquisition L.L.C. and Indeck Capital, Inc. all Schedules 13D or 13G (including any amendments thereto) that they may be required to file with the United States Securities and Exchange Commission with regard to their ownership of or transactions in securities of Evergreen Resources, Inc. The authority confirmed under this Designation shall continue until Gerald R. Forsythe, EIF Investors, Inc., EIF Acquisition L.L.C. and Indeck Capital, Inc. are no longer required to file Schedules 13D or 13G with regard to their ownership of or transactions in securities of Evergreen Resources, Inc., unless earlier revoked in writing.




                                                  /s/ Gerald F. DeNotto
                                                  Gerald F. DeNotto


Dated: August 20, 1998